UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2020
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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SECTION 3 - SECURIIIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

1. On July 29, 2020, Petroteq Energy Inc. (the "Company") received an irrevocable subscription agreement from an arm's length lender (the "Lender") for a US$150,000 principal amount (including a 20% original issue discount) convertible debenture, and warrants exercisable for up to 3,033,980 common shares of the Company at US$0.0412 per share for 12 months. The debenture will have a term of 12 months and bear no annual interest. At the option of the holder the purchase price of the debenture (US$125,000) shall be convertible into 3,033,980 common shares of the Company at US$0.0412 per share. The subscription remains subject to the approval of the TSX Venture Exchange (the "TSXV").

Upon receipt of TSXV approval, the convertible debenture and warrants will be issued in reliance on the exemptions from the registration requirements of the U.S. Securities Act provided by section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder, and similar exemptions under applicable state securities laws.  The securities will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act).  In addition, such securities will be subject to a Canadian four-month hold period.

The net proceeds of the above financing will be used by the Company on its extraction technology in Asphalt Ridge, Utah, and for working capital.

2. Pursuant to an agreement between the Company and the Lender, the parties also intend to amend (i) a convertible debenture issued by the Company to the Lender on October 12, 2018, as amended on October 12, 2019, for principal amount of US$250,000 bearing interest at 10.0% per annum and payable on maturity (October 12, 2020) that is convertible at US$0.18 per share (the "250 Debenture"), (ii) a convertible debenture issued by the Company to the Lender on August 29, 2019 for principal amount of US$480,000 bearing interest at 3.3% per annum and payable on maturity (August 29, 2020) that had a purchase price of US$400,000 that is convertible at US$0.15 per share (the "480 Debenture" and together with the 250 Debenture, the "Debentures"), (iii) a warrant issued by the Company to the Lender on August 29, 2019 exercisable for up to 2,666,666 shares of the Company at US$0.15 per share until August 29, 2020 (the "480 Warrant"), and (iv) a warrant issued by the Company to the Lender on September 20, 2019 exercisable for up to 1,111,111 shares of the Company at US$0.23 per share until September 20, 2021 (the "PP Warrant" and together with the 480 Warrant, the "Warrants").

The Debentures will be amended to amend the conversion price to US$0.0412, the maturity date to July 31, 2021, and the interest rate to 12% per annum (commencing August 29, 2021 in the case of the 480 Debenture).

The Warrants will be amended to amend the exercise price to US$0.0412 and the expiry date to July 31, 2021. In addition, the PP Warrant will now include the expiry date acceleration provision contemplated in 3.3(a)(ii) of TSXV Policy 4.1.

The foregoing amendments to the Debentures and the Warrants remain subject to the approval of the TSXV.  To the extent that the amendments to the Debentures and the Warrants may be deemed to involve the offer and sale of new replacement securities to the Lender, the Company is relying on the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(9) thereof.  The Debentures and the Warrants, both before and after the amendments described above, continue to be "restricted securities" (as defined in Rule 144 under the U.S. Securities Act)

3. The Company and the Lender have also entered into a shares for debt agreement, pursuant to which the Company will issue to the Lender an aggregate of 814,584 common shares in satisfaction of US$33,560.88 of accrued and unpaid interest to July 17, 2020 under the Debentures.  The shares for debt transaction remains subject to the approval of the TSXV.

Upon receipt of TSXV approval, the shares will be issued in reliance on the exemptions from the registration requirements of the U.S. Securities Act provided by section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder, and similar exemptions under applicable state securities laws.  The securities will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act).  In addition, such securities will be subject to a Canadian four-month hold period.

The Company determined to satisfy the foregoing indebtedness with common shares in order to preserve the Company's cash for use on its extraction technology in Asphalt Ridge, Utah, and for working capital.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On July 29, 2020, the Company issued a news release disclosing the transactions with the Lender described in Item 3.02 above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated July 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: July 30, 2020	By: /s/Alex Blyumkin Alex Blyumkin Executive Chairman

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